Exhibit 10.2

TERMS AND CONDITIONS OF

RESTRICTED STOCK AWARD MADE

THIS AGREEMENT, effective as of                         , between Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”) and said employee (the “Participant”), is made pursuant to the provisions of the Company’s [Second Amended and Restated 1994 Long-Term Incentive Plan] [2004 Incentive Plan] (the “Plan”). The capitalized terms appearing in this Agreement shall have the definitions ascribed to them in the Plan. In the event there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall supersede and replace the terms of this Agreement. The parties agree as follows:

1. Terms of Grant. Participant is hereby awarded shares of Cabot Oil & Gas Corporation Common Stock, par value $.10, with such restrictions thereon as described below (the “Restricted Stock”). The date of such grant is                          (“Date of Grant”). Subject to the terms and provisions of this Agreement, such restrictions shall lapse                         . The period from the Date of Grant and until the Date of Lapse of Restrictions shall be referred to herein as the “Period of Restriction”.

2. Employment by the Company. The shares of Restricted Stock are awarded on the condition that the Participant remain in the employ of the Company from the Date of Grant through and including the Date of Lapse of Restrictions.

However, neither such condition nor the award of this Restricted Stock shall impose upon the Company any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

3. Stock Certificate. A certificate representing shares of Common Stock granted pursuant to the Plan shall be issued on the Date of Lapse of Restrictions. Once the restrictions have lapsed in accordance with the terms of this Agreement, the Corporate Secretary shall deliver to the Participant a certificate for shares of Common Stock less the number of shares sufficient to satisfy the Participant’s Federal, State and Local tax obligations (including FICA) required by law to be withheld.

4. Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock granted under this Agreement shall become freely transferable by the Participant after the Date of Lapse of Restrictions.

5. Voting Rights and Dividends. During the Period of Restrictions, the Participant may not exercise voting rights and is not entitled to receive any dividends and other distributions paid with respect to his or her Restricted Stock.

6. Termination of Employment. In the event the Participant’s employment is terminated prior to the Date of Lapse of Restrictions, all shares of Restricted Stock shall immediately be forfeited by the Participant. In the case of the termination of employment by reason of involuntary termination, death, disability, or retirement, the Compensation Committee may, in its sole discretion, accelerate the vesting of some or all unvested shares of Restricted Stock, upon such terms as the Compensation Committee deems advisable.

7. Change in Control. In the event of a Change in Control (as herein defined), any restriction periods and restrictions imposed on the shares of Restricted Stock subject to this Agreement shall lapse, and within ten (10) business days after the occurrence of a Change in Control (as herein defined), the stock certificates representing the shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the Participant.

“Change in Control” shall mean:

(I) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (III) of this definition; or

(II) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(III) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(IV) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (III) applies.

8. Transferability. This Restricted Stock is not transferable by the Participant, whether voluntarily, involuntarily or by operation of law or otherwise during the Period of Restriction, except as provided in the Plan. If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of this Restricted Stock shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, then the Participant’s right to the Restricted Stock shall immediately cease and terminate.

9. Recapitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Restricted Stock, the number of shares of Restricted Stock subject to this

Agreement shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

10. Administration. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. It is expressly understood that the Compensation Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

11. Miscellaneous.

(a) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company; nor shall this Agreement interfere in any way with the Company’s right to terminate his or her employment at any time.

(b) With the approval of the Board of Directors, the Compensation Committee may terminate, amend or modify the Plan; provided, however, that no such termination, amendment or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement.

(c) This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.